UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Hancock Park Corporate Income, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

HANCOCK PARK CORPORATE INCOME, INC.

222 West Adams Street, Suite 1850

Chicago, Illinois 60606

(847) 734-2000

August 19, 2026

Questions and Answers about the Annual MEETING AND PROPOSALS

Hancock Park Corporate Income, Inc. (the “Company”) is furnishing the following questions and answers to assist stockholders in understanding the matters to be voted on at the Company’s 2026 annual meeting of stockholders to be held on October 6, 2026 (the “Annual Meeting”), including the plan of sale and dissolution (the “Plan of Sale and Dissolution”) and the withdrawal of the Company’s election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). These questions and answers are excerpted from the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (“SEC”) on August 19, 2026 (the “Proxy Statement”) and do not contain any information that is not set forth in the Proxy Statement. Unless otherwise defined herein, capitalized terms used in these questions and answers have the meanings given to them in the Proxy Statement.

These questions and answers are qualified in their entirety by, and should be read together with, the Proxy Statement, which controls in the event of any inconsistency. Stockholders are urged to read the Proxy Statement in its entirety, including the appendices and the sections entitled “Background of the Plan of Sale and Dissolution,” “Reasons for the Plan of Sale and Dissolution,” “Summary of the Plan of Sale and Dissolution” and “Risk Factors Related to the Plan of Sale and Dissolution.” The Proxy Statement and the Company’s Annual Report are available free of charge at www.proxyvote.com and on the SEC’s website at www.sec.gov.

Questions about the Annual Meeting

Q: Why am I receiving these materials?

A: The Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Hancock Park Corporate Income, Inc., also referred to in the Proxy Statement as the “Company,” “Hancock Park,” “we” or “us,” for use at the Annual Meeting.

It is anticipated that the Notice of Internet Availability of Proxy Materials will first be sent to stockholders on or about August 19, 2026. The proxy statement, including the accompanying form of proxy, collectively referred to as the Proxy Statement, and the Company’s Annual Report for the fiscal year ended December 31, 2025, or the Annual Report, will first be made available to stockholders on or about August 19, 2026. The Annual Report and Proxy Statement can both be accessed online at www.proxyvote.com beginning on August 19, 2026.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Hancock Park Corporate Income, Inc., 222 West Adams Street, Suite 1850, Chicago, Illinois 60606, Attention: Tod K. Reichert, Corporate Secretary, telephone: (847) 734-2000.

Q: How can I attend the Annual Meeting?

A: The Annual Meeting will be held on Tuesday, October 6, 2026 at 10:00 a.m., local time, at 222 West Adams Street, Suite 1850, Chicago, Illinois 60606. If you are eligible, you may attend the Annual Meeting in person. You may obtain directions to the location of the Annual Meeting by contacting Tod K. Reichert, Corporate Secretary, Hancock Park Corporate Income, Inc., 222 West Adams Street, Suite 1850, Chicago, Illinois 60606; telephone: (847) 734-2000.

Q: Who is allowed to vote at the Annual Meeting?

A: Stockholders of record at the close of business on Tuesday, August 11, 2026 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 1,474,525 shares of our common stock were issued and outstanding. We have no other securities entitled to vote at the Annual Meeting. Stockholders have no dissenters’ or appraisal rights in connection with any of the proposals described herein.

Q: What am I voting on at the Annual Meeting?

A: The Company’s stockholders are being asked to vote on the following proposals at the Annual Meeting:

1.
To elect one (1) member to our board of directors, Ashwin Ranganathan, to serve as a Class I director, for a term of three years, or until his successor is elected and qualified;
2.
To ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026;
3.
To approve the Plan of Sale and Dissolution;
4.
To approve the withdrawal of the Company’s election to be regulated as a BDC under the 1940 Act;
5.
To approve any adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve any of the foregoing proposals; and
6.
To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Q: How many votes do I have?

A: The Record Date of the Annual Meeting is Tuesday, August 11, 2026. Each share of common stock entitles the holder thereof to one vote with respect to all matters submitted to stockholders at the Annual Meeting.

Q: What if my broker holds my shares of common stock?

A: If you are a beneficial owner whose shares are held by a broker on the Record Date, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” Broker non-votes (when shares are represented at the Annual Meeting by a proxy specifically conferring only limited authority to vote on those matters for which specific authorization is required) are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal that requires specific authorization has been approved and thus, have no effect on the outcome of such proposals.

If you are a beneficial owner whose shares are held by a broker on the Record Date, your broker has discretionary voting authority to vote your shares on the ratification of KPMG LLP, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of the director nominee, approval of the Plan of Sale and Dissolution, approval of the withdrawal of the Company’s election to be regulated as a BDC or adjournment of the Annual Meeting without instructions from you, in which case a broker non-vote will occur, which will have the same effect as a vote “AGAINST” the proposals related to the Plan of Sale and

Dissolution and the withdrawal of the Company’s election to be regulated as a BDC. We urge you to provide instructions to your broker or nominee.

Q: How are votes counted?

A: Votes will be counted by the inspectors of election appointed for the Annual Meeting, who will separately count “FOR”, “AGAINST”, “WITHHOLD” and “ABSTAIN” votes. The effects of abstentions on each proposal are described below under the questions “What is the quorum requirement at the Annual Meeting?” and “What are the vote requirements for each proposal?”

Q: How does the board of directors recommend voting on each proposal at the Annual Meeting?

A: The board of directors recommends voting “FOR” each proposal at the Annual Meeting.

Q: What is the quorum requirement at the Annual Meeting?

A: The presence in person or representation by proxy of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. On the Record Date, there were 1,474,525 shares outstanding and entitled to vote. Thus, 737,263 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. Abstentions are included in the shares present at the Annual Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus, have no effect on the outcome, except as described below with respect to Proposals 3 and 4.

Q: What are the vote requirements for each proposal?

A:

Proposal	Description	Vote Required	Broker Discretionary Voting Allowed
No. 1	Election of one (1) Class I director.	The affirmative vote of the holders of a plurality of the shares of common stock represented at the Annual Meeting, provided a quorum is present in person or by proxy.	No
No. 2	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026.

The affirmative vote of the holders of a majority in voting power of the outstanding shares of common stock represented at the Annual Meeting and voting on this proposal, provided a quorum is present in person or by proxy.

Yes
No. 3	Approval of the Plan of Sale and Dissolution authorizing the sale of all or substantially all of the Company’s assets and the dissolution of the Company.	The affirmative vote of the holders of shares entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting.	No
No. 4	Approval of the withdrawal of the Company’s election to be regulated as a BDC under the 1940 Act.

The affirmative vote of the holders of a “majority of the outstanding voting securities” of the Company, as defined in Section 2(a)(42) of the 1940 Act (i.e., the lesser of: (i) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the outstanding voting securities of the Company).

No
No. 5

Approval of any adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve any of the foregoing proposals.

The affirmative vote of the holders of a majority in voting power of the outstanding shares of common stock represented at the Annual Meeting and voting on this proposal, provided a quorum is present in person or by proxy.

No

Election of Class I Director. The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting is required to elect the nominee, Ashwin Ranganathan, as a Class I director. Stockholders may not cumulate their votes. If you vote “withhold from nominee” with respect to Mr. Ranganathan, your shares will not be voted with respect to Mr. Ranganathan. Because directors are elected by a plurality of the votes, votes withheld and abstentions will not be counted as votes cast and will have no effect on the outcome of the vote. Similarly, broker non-votes will have no effect on the outcome of the vote. Under plurality voting, Mr. Ranganathan may be elected even if he receives a favorable vote of less than a majority of the Company’s outstanding common stock.

Ratification of Our Independent Registered Public Accounting Firm. The affirmative vote of a majority in voting power of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and voting on this proposal is required to approve this proposal. An abstention from voting on this proposal will have no effect on the outcome of this proposal. Since banks and brokers will have discretionary authority to vote shares in the absence of voting instructions from stockholders with respect to Proposal 2, we expect that there will be no broker non-votes regarding Proposal 2 (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power).

Approval of a Plan of Sale and Dissolution. The affirmative vote of the holders of a majority of all the votes entitled to be cast at the Annual Meeting is required to approve the Plan of Sale and Dissolution. Because the vote required is based on all votes entitled to be cast, and not merely those shares present and voting, a failure to vote, an abstention from voting, or a broker non-vote will have the same effect as a vote “AGAINST” this proposal. Banks and brokers will not have discretionary authority to vote shares in the absence of voting instructions from stockholders with respect to Proposal 3. Section 6.2(a)(ii) of the Company’s Articles of Amendment and Restatement provides that the affirmative vote of 80% of the votes entitled to be cast is required to approve the liquidation or dissolution of the Company; provided, however, that if the Continuing Directors, by a vote of at least two-thirds, approve such proposal, the affirmative vote of the holders of a majority of the votes entitled to be cast shall be sufficient. “Continuing Directors” means the Company’s initial directors and any director whose nomination or election to fill a vacancy was approved by a majority of the Continuing Directors then on the board of directors. The Continuing Directors have approved Proposal 3 by the requisite two-thirds vote.

Approval of the Withdrawal of the Company’s BDC Election. The affirmative vote of the holders of a “majority of the outstanding voting securities” of the Company, as defined in Section 2(a)(42) of the 1940 Act is required to approve the withdrawal of the Company’s election to be regulated as a BDC. This means the lesser of: (i) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the outstanding voting securities of the Company. Because the vote required is based on a threshold of outstanding voting securities, and not merely those shares present and voting, a failure to vote, an abstention from voting, or a broker non-vote will have the same effect as a vote “AGAINST” this proposal.

Approval of Adjournments of the Annual Meeting. The affirmative vote of a majority in voting power of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and voting on this proposal is required to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve any of the foregoing proposals. An abstention from voting on this proposal will have no effect on the outcome of this proposal. Banks and brokers will not have discretionary authority to vote shares in the absence of voting instructions from stockholders with respect to Proposal 5, and broker non-votes will have no effect on the outcome of the vote.

Q: How do I vote my shares of common stock?

A: If you are the record holder of your shares, you may vote in one of four ways. You may vote by submitting your proxy by telephone, over the Internet, by mail or you may vote in person at the Annual Meeting.

You may vote by telephone. You may vote your shares by following the “Vote by Phone” instructions set forth on the enclosed proxy card.

You may vote over the Internet. If you have Internet access, you may vote your shares from any location in the world by following the “Vote by Internet” instructions set forth on the enclosed proxy card.

You may vote by mail. You may vote by completing, dating and signing the proxy card that accompanies the Proxy Statement and promptly mailing it in the enclosed postage-paid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in the Proxy Statement, the shares you own will be voted in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR the director nominee of our board of directors and FOR each of Proposals 2, 3, 4 and 5.

You may vote in person. If you attend the Annual Meeting and are a registered stockholder, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the Annual Meeting. If you hold your shares through a bank or broker, you must obtain a legal proxy from your bank or broker in order to vote at the Annual Meeting.

Q: How will my proxy be voted?

A: All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted FOR the election of the director nominee of our board of directors, FOR the ratification of our independent registered public accounting firm, FOR the approval of the Plan of Sale and Dissolution, FOR the approval of the withdrawal of the Company’s election to be regulated as a BDC and FOR the adjournment of the Annual Meeting, if necessary or appropriate.

If the shares you own are held in “street name,” the bank or brokerage firm, as the record holder of your shares, is required to vote your shares in accordance with your instructions. To vote your shares held in “street name,” you will need to follow the directions provided to you by your bank or brokerage firm.

Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our corporate secretary, by submission of a new, later-dated proxy or by appearing at the Annual Meeting and voting in person, See “—If I vote by proxy can I change my vote?” below.

Q: If I vote by proxy can I change my vote?

A: Voting by telephone, over the Internet or execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

•
file with our corporate secretary, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;
•
duly execute a later dated proxy relating to the same shares and deliver it to our corporate secretary before the taking of the vote; or
•
attend the Annual Meeting and vote in person.

Attendance at the Annual Meeting, if a stockholder does not vote at the Annual Meeting, will not be sufficient to revoke a proxy.

Any written notice of revocation or subsequent proxy should be sent to us at the following address: Hancock Park Corporate Income, Inc., 222 West Adams Street, Suite 1850, Chicago, Illinois 60606, Attention: Tod K. Reichert, Corporate Secretary. The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified in those proxies.

Q: Who will bear the expense of the Proxy Statement?

A: The accompanying proxy is solicited by and on behalf of our board of directors, and we, and therefore, indirectly, our stockholders, will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing the Notice of Internet Availability of Proxy Materials, the Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and proxy card.

The Company intends to use the services of D.F. King to assist in the solicitation of proxies and expects to pay market rates for such services, with an estimated fee of approximately $12,500, including expenses. As the Annual Meeting approaches, certain stockholders may receive a telephone call from a representative of D.F. King if the stockholder’s votes have not yet been received. Proxies may also be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission and/or facsimile transmission.

Q: If I plan to attend the Annual Meeting in person, do I need to bring anything with me?

A: If you plan to attend the Annual Meeting and vote your shares of the Company’s common stock in person, you will need to bring photo identification in order to be admitted to the Annual Meeting.

Q: How can I find out the results of the Annual Meeting?

A: Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us to timely file a Current Report on Form 8-K, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q: Whom can I contact with any additional questions?

A: You can contact the Company’s Corporate Secretary, Tod K. Reichert, by telephone: (847) 734-2000.

Q: What do I need to do now?

A: You are urged to read this entire document, including its appendices and the documents incorporated by reference.

Questions about the Plan of Sale and Dissolution

Q: Why is the Plan of Sale and Dissolution being proposed?

A: Our board of directors, after reviewing management’s evaluation of a range of strategic alternatives conducted over an extended period, including capital raises, potential mergers, third-party sales and other transactions, and after consulting with management and outside legal advisors, has determined that an orderly wind down and liquidation through the Plan of Sale and Dissolution is advisable and in the best interests of the Company and its stockholders. Among other factors, the board of directors considered the Company’s size and asset composition, the impending maturity of the Company’s $15.0 million unsecured note due in November 2026 (of which $4.0 million was redeemed on August 10, 2026, leaving $11.0 million outstanding), ongoing regulatory and compliance costs associated with operating as a BDC and public reporting company, and the assessment that a viable strategic transaction was unlikely. For a more detailed discussion, see “Background of the Plan of Sale and Dissolution” beginning on page 34 and “Reasons for the Plan of Sale and Dissolution” beginning on page 36 in the Proxy Statement.

Q: What is the Plan of Sale and Dissolution?

A: The Plan of Sale and Dissolution authorizes the board of directors to sell, convey or otherwise dispose of any or all of the Company’s assets, in one or more transactions and without further stockholder approval and to wind down the Company’s business and affairs, including paying or making provisions for all liabilities, establishing reserves as the board of directors deems appropriate and distributing the Company’s remaining assets to stockholders in one or more liquidating distributions. Following the complete distribution of assets, the board of directors may transfer any remaining assets to a liquidating trust or convert the Company into a liquidating entity to complete the wind down process, in which case shares of the Company’s common stock would automatically convert into non-transferable beneficial or ownership interests in such trust or entity. The board of directors retains the authority to modify or terminate the Plan of Sale and Dissolution without stockholder approval at any time prior to the filing of the Company’s notice of dissolution with the State of Maryland. A copy of the Plan of Sale and Dissolution is attached to the Proxy Statement as Appendix A.

Q: What will I receive if the Plan of Sale and Dissolution is approved?

A: If the Plan of Sale and Dissolution is approved and successfully implemented, the Company intends to distribute its remaining assets to stockholders in one or more liquidating distributions, after payment of, or provision for, all liabilities, including the repayment of the remaining $11.0 million of the unsecured note. As of June 30, 2026, the board of directors estimates that stockholders will receive total liquidating distributions in the range of approximately $3.50 to

$4.30 per share, although there can be no assurance as to the actual amounts or timing of any such distributions. This estimate is based on assumptions regarding portfolio liquidation values and wind down costs and is subject to uncertainty. Actual amounts and timing of any liquidating distributions will depend on factors including market conditions at the time of sale and the amount of liabilities to be satisfied or reserved, and may differ materially from this estimate. The amount ultimately distributed to our stockholders could be less than the estimated amounts set forth above. If the board of directors transfers the Company’s remaining assets to a liquidating trust or converts the Company to a liquidating entity to complete the wind down process, stockholders would receive corresponding non-transferable beneficial or ownership interests in such trust or entity in lieu of direct distributions. The actual amount you receive will depend on a number of factors, including the proceeds realized from asset sales, the costs of the wind down process and the amount of liabilities to be satisfied or reserved. See “Risk Factors Related to the Plan of Sale and Dissolution” beginning on page 41 in the Proxy Statement.

Q: When will I receive liquidating distributions?

A: The timing and number of liquidating distributions will depend on the pace of asset sales and the resolution of the Company’s liabilities. Once the Plan of Sale and Dissolution is approved, management intends to execute the liquidation as expeditiously as possible to minimize ongoing operating costs and maximize distributions to stockholders. However, we cannot predict with certainty the exact timing, amount or number of distributions. Liquidating distributions would be made only after repayment or other satisfaction of the remaining $11.0 million of the unsecured note and payment of, or provision for, the Company’s other liabilities. See “Liquidating Distributions” beginning on page 38 in the Proxy Statement.

Q: What happens to my shares if the Plan of Sale and Dissolution is approved?

A: If the Plan of Sale and Dissolution is approved and the Company completes the sale of its assets, all outstanding shares of common stock will be cancelled at the conclusion of the dissolution process. Prior to that time, your shares of the Company’s common stock will continue to be transferable to the same extent as before the approval of the Plan of Sale and Dissolution. However, if the board of directors determines it is necessary or advisable to transfer the Company’s remaining assets to a liquidating trust or to convert the Company to a liquidating entity, your shares of common stock would automatically convert into non-transferable beneficial or ownership interests in such trust or entity, and would no longer be transferable. See “Summary of the Plan of Sale and Dissolution” beginning on page 38 in the Proxy Statement.

Q: What happens if the Plan of Sale and Dissolution is not approved?

A: If the Plan of Sale and Dissolution is not approved by stockholders, the board of directors will continue to evaluate strategic alternatives available to the Company, which may include continuing to operate the business, pursuing other transactions or reconsidering a wind down at a later date. In addition, because the withdrawal of the Company’s BDC election (Proposal 4) is contingent on approval of the Plan of Sale and Dissolution, the Company will not withdraw its BDC election if the Plan of Sale and Dissolution is not approved, even if Proposal 4 is approved by stockholders. However, the Company’s remaining $11.0 million of the unsecured note due in November 2026 may not be able to be refinanced or extended. If the Plan of Sale and Dissolution is not approved and the Company is unable to refinance or otherwise extend the maturity of the unsecured note, the Company may not have sufficient liquidity to repay the principal at maturity, which could result in a default on the unsecured note.

Q: Can the board of directors terminate or modify the Plan of Sale and Dissolution?

A: Yes. At any time prior to the filing of the Company’s notice of dissolution with the State Department of Assessments and Taxation of Maryland, the board of directors may, without further stockholder approval, terminate, modify or amend the Plan of Sale and Dissolution if it determines that doing so is in the best interests of the Company and its stockholders. Any termination or modification may impact the timing and amount of liquidating distributions.

Q: What vote is required to approve the Plan of Sale and Dissolution?

A: Approval of the Plan of Sale and Dissolution requires the affirmative vote of the holders of a majority of all the votes entitled to be cast on this proposal. The Company’s Articles of Amendment and Restatement provides that the affirmative vote of 80% of the votes entitled to be cast is required to approve the liquidation or dissolution of the Company; however, the Continuing Directors have approved the Plan of Sale and Dissolution by the requisite two-thirds vote, reducing the threshold to a majority of all votes entitled to be cast. Because the vote is based on all votes entitled to be cast, and not merely those shares present and voting, a failure to vote, an abstention or a broker non-vote will have the same effect as a vote “AGAINST” this proposal.

Q: Am I entitled to appraisal or dissenters’ rights?

A: No. Stockholders have no dissenters’ or appraisal rights in connection with the Plan of Sale and Dissolution or any other proposal described in the Proxy Statement. Under the Company’s Articles of Amendment and Restatement, stockholders do not have appraisal or dissenters’ rights unless the board of directors determines that such rights apply, and the board of directors has made no such determination with respect to any proposal described in the Proxy Statement.

Q: Do any directors or officers have interests in the Plan of Sale and Dissolution that differ from mine?

A: The Company’s directors and executive officers may be deemed to have interests in the Plan of Sale and Dissolution that differ from, or are in addition to, those of stockholders generally. The Company’s executive officers do not receive direct compensation from the Company. However, they are compensated by Orchard First Source Capital, Inc. (“OFSC”), an affiliate of OFS Advisor, and the Company reimburses OFSC for its allocable share of such compensation under the Administration Agreement. If the Plan of Sale and Dissolution is approved and the Company is dissolved, the Advisory Agreement and the Administration Agreement are expected to terminate, therefore compensation payment to companies, directors and officers would cease upon dissolution. The Company’s independent directors receive annual cash retainers for their board of directors service, which would cease upon dissolution of the Company. The board of directors was aware of these interests and considered them in making its recommendation. See “Related-Party Transactions and Certain Relationships” in the Proxy Statement.

Q: What are the U.S. federal income tax consequences of the Plan of Sale and Dissolution?

A: The tax consequences of the Plan of Sale and Dissolution will depend on a stockholder’s individual circumstances. The sale of the Company’s assets in the Plan of Sale and Dissolution is not expected to be a taxable event for the Company’s stockholders. However, in general, receipt of a liquidating distribution by a stockholder will be a taxable event, in which the stockholder will be viewed as having sold his or her shares in exchange for an amount equal to the cash that he or she receives. Each stockholder generally will recognize gain (or loss) for federal income tax purposes equal to the amount by which such cash exceeds (or is less than) the stockholder’s adjusted tax basis in his or her Company shares. If any gain or loss is recognized, such gain or loss generally will be treated as long-term capital gain or loss if the stockholder held its shares for more than one year and otherwise generally will be treated as short-term capital gain or loss. You should consult your own tax advisor regarding the specific tax consequences applicable to you under federal, state, local and/or non-U.S. tax laws in light of your particular circumstances. See “Material U.S. Federal Income Tax Consequences” beginning on page 40 in the Proxy Statement.

Questions about the Withdrawal of the Company’s BDC Election

Q: Why is the Company seeking approval to withdraw its BDC election?

A: The withdrawal of the Company’s BDC election will relieve the Company of the regulatory costs and compliance burdens associated with operating as a BDC under the 1940 Act, facilitating a more efficient wind down process. See “Proposal Four: Withdrawal of BDC Election” beginning on page 50 in the Proxy Statement.

Q: What vote is required to approve the withdrawal of the BDC election?

A: Approval of the withdrawal of the Company’s BDC election requires the affirmative vote of the holders of a “majority of the outstanding voting securities” of the Company, as defined in Section 2(a)(42) of the 1940 Act — that is, the lesser of: (i) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the outstanding voting securities. A failure to vote, an abstention or a broker non-vote will have the same effect as a vote “AGAINST” this proposal.

Q: Are any of the proposals contingent on one another?

A: Yes. The withdrawal of the Company’s BDC election (Proposal 4) will be effected only if stockholders also approve the Plan of Sale and Dissolution (Proposal 3). The Plan of Sale and Dissolution is not conditioned on approval of the BDC withdrawal, and Proposals 1, 2 and 5 are not contingent on any other proposal.